Exhibit 10.4

                        INCENTIVE STOCK OPTION AGREEMENT

                            KINNARD INVESTMENTS, INC.
                             1997 STOCK OPTION PLAN


     THIS AGREEMENT, made effective as of this 7th day of April, 1997, by and between Kinnard Investments, Inc., a Minnesota corporation (the "Company"), and William F. Farley ("Optionee").

                              W I T N E S S E T H:

     WHEREAS, Optionee on the date hereof is a key employee or officer of the Company or one of its Subsidiaries; and

     WHEREAS, the Company wishes to grant an incentive stock option to Optionee to purchase shares of the Company's Common Stock pursuant to the Company's 1997 Stock Option Plan (the "Plan"); and

     WHEREAS, the Administrator of the Plan has authorized the grant of an incentive stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is not more than $6.00 per share;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of Eighty-two thousand five hundred (82,500) shares of Common Stock at a per share price of $6.00 on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 13 of the Plan. Except as otherwise provided in this Paragraph 1 or in Paragraph 2(b) or 2(c), this Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. This Option shall be treated as a non-qualified stock option if shareholder approval of the Plan is not obtained within twelve months after adoption of the Plan by the Company's Board of Directors.

     2. Duration and Exercisability.

     a. The term during which this Option may be exercised shall terminate on April 6, 2007, except as otherwise provided in Paragraphs 2(b) through 2(e) below. This Option shall become exercisable according to the following schedule:

                                                     Percentage/Number
                  Vesting Date                            of Shares

                  December 31, 1997                  16,500

                  December 31, 1998                  16,500

                  December 31, 1999                  16,500


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                  December 31, 2000                  16,500

                  December 31, 2001                  16,500


Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

     b. (1) Termination of Relationship for Cause or Without Good Reason. If Optionee ceases to be an officer or employee of the Company or any Subsidiary by reason of his Termination by the Company for "Cause" or by reason of his resignation other than for "Good Reason", as such terms are defined in the Employment Agreement between the Company and Optionee dated April 7, 1997 (the "Employment Agreement"), this Option shall completely terminate on the earlier of (i) the close of business on the one-month anniversary date of the termination of his employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following such termination, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Optionee's employment with the Company or Subsidiary has terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such employment, or if Optionee does not exercise this Option within the time specified in this Paragraph 2(b)(1), all rights of Optionee under this Option shall be forfeited.

     (2) Termination of Relationship Other Than for Cause or Without Good Reason, Change of Control, Disability or Death. If Optionee ceases to be an officer or employee of the Company or any Subsidiary for any reason (including the Company's giving notice prior to July 1, 2000 that the term of the Employment Agreement will not be extended) other than because of termination for Cause or resignation without Good Reason (Paragraph 2(b)(1) above), Change of Control (Paragraph 2(c) below), Disability (Paragraph 2(d) below) or Death (Paragraph 2(e) below), this Option shall completely terminate on the earlier of
(i) the close of business on the one-month anniversary date of the termination of his employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following such termination, this Option shall be immediately exercisable to the extent it would have been exercisable had the Optionee continued with his employment with the Company for the balance of the term of the Employment Agreement plus twelve months. If Optionee does not exercise this Option within the time specified in this Paragraph 2(b)(2), all rights of Optionee under this Option shall be forfeited.

     c. Change of Control. In the event of a "change of control transaction" as defined below, this Option shall become immediately exercisable as to the total number of shares set forth in Paragraph 1 above, provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis, and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of this Option would preclude a pooling of interests under generally accepted accounting principles, the exercisability of this Option shall not accelerate. If (i) Optionee ceases to be an officer or employee of the Company or any Subsidiary in connection with such a transaction, (ii) such transaction is treated as a "pooling of interests" under generally accepted accounting principles, and (iii) Optionee is an "affiliate" of the Company or Subsidiary under applicable legal and accounting principles, this Option shall completely terminate on the later of (A) the close of


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business  on the  one-month  anniversary  date of the  termination  of all  such relationships, and (B) the close of business on the date that is sixty (60) days after the date on which affiliates are no longer restricted from selling, transferring or otherwise disposing of the shares of stock received in the change of control transaction. If Optionee does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited. If Optionee exercises this Option on a date that is after the three-month anniversary of the termination of his employment or on a date that is more than ten years after the Date of Grant, this Option shall not be treated as an incentive stock option within the meaning of Code Section 422.

     For purposes of this Paragraph 2(c), a "change of control transaction" means some individual, group or institution other than existing Company or future employee-related programs acquiring over 20% of the voting equity of the Company, but not including (a) a transaction initiated by the Company to obtain participation funds; (b) a transaction initiated by KII where the Company is the surviving entity and Optionee is the CEO of the Company after the transaction; or (c) a transaction initiated by an individual, group or institution acting at the instigation of or in concert with the Optionee, whether or not Optionee's employment terminates in connection with such transaction.

     d. Disability. If Optionee ceases to be an officer or employee of the Company or any Subsidiary because of disability (as such term is defined in Code
Section 22(e)(3), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the six-month anniversary date of the termination of his employment, and (ii) the expiration date under this Option stated in Paragraph 2(a) above. In such period following such termination, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the termination of all of Optionee's relationships. If Optionee does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Optionee under this Option shall be forfeited.

     e. Death. In the event of Optionee's death, this Option shall terminate on the earlier of (i) the close of business on the six-month anniversary date of the date of Optionee's death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Optionee's death, this Option may be exercised by the person or persons to whom Optionee's rights under this Option shall have passed by Optionee's will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee's death. If such person or persons fail to exercise this Option within the time specified in this Paragraph 2(e), all rights under this Option shall be forfeited.

     3. Manner of Exercise.

     a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

     b. Form of Payment. Subject to approval by the Administrator, payment of the Option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes


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of this  Agreement,  "previously  acquired shares of Common Stock" shall include shares of Common Stock that are already owned by Optionee at the time of exercise.

     c. Stock Transfer Records. As soon as practicable after the exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     4. Miscellaneous.

     a. Employment; Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 12 of the Plan.

     b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

     c. Mergers,  Recapitalizations,  Stock Splits, Etc. Pursuant and subject to
Section 13 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee's rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such "anti-dilution" rights under the Option with respect to such events, but shall not have "preemptive" rights).

     d. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

     e. Withholding Taxes on Disqualifying Disposition. In the event of a disqualifying disposition of the shares acquired through the exercise of this Option, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Administrator or such administrative rules


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it may deem  advisable,  elect to have all or a portion of such tax  withholding obligations satisfied by delivering shares of the Company's Common Stock having a fair market value equal to such obligations.

     f. Nontransferability. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee's guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

     g. 1997 Stock Option Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

     h. Lockup Period Limitation. Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

     i. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of
Directors  of  the  Company  shall  have  the  right  (i)  to   accelerate   the
exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

     j. Accounting Compliance. Optionee agrees that, in the event a "change of control transaction" (as defined in Paragraph 4(g) above) is treated as a "pooling of interests" under generally accepted accounting principles and Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such change of control transaction, Optionee will comply with all requirements of pooling accounting rules and Rule 145 under the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles as may be applicable, and will execute any documents necessary to ensure such compliance.

     k. Stock Legend. The certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee's successors) shall bear an appropriate legend to reflect the restrictions of Paragraphs 4(b), 4(h), 4(i) and 4(j) of this Agreement.

     l. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 4(f) above.



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     m.  Arbitration.  All  disputes  of  claims  arising  out of or in any  way relating to this Agreement, including the making of this Agreement, shall be submitted to and determined by final and binding arbitration before the National Association of Securities Dealers, Inc. ("NASD") in accordance with the NASD Code of Arbitration Procedure, or if the NASD refuses to accept jurisdiction, before the American Arbitration Association ("AAA") under the AAA's Rules. The award of the arbitrator(s), or a majority of them, shall be final and judgment upon such award may be entered in any court of competent jurisdiction. This arbitration provision shall continue in full force and effect after the termination of any employment or other relationship of Optionee with the Company. In addition to any other procedures provided for under the rules of the NASD or the AAA, upon written request, each party shall, at least 14 days prior to the date of any hearing, provide to the opposite party a copy of all documents relevant to the issues raised by any claim or counterclaim and a list of all witnesses to be called by that party at the hearing and each party shall be permitted to take one (1) deposition at least fourteen (14) days prior to any hearing.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                             KINNARD INVESTMENTS, INC.


                                             By:  /s/ Hilding C. Nelson
                                                 Its:    Chairman




                                                 /s/ Willialm F. Farley
                                             Optionee